Exhibit 99.1

TransDigm Group Completes Successful

Additional Term Loan and Notes Offering

CLEVELAND, June 9, 2016/PRNewswire/ — TransDigm Group Incorporated (the “Company”) (NYSE: TDG) announced today that its wholly-owned subsidiary, TransDigm Inc., received the funding of an additional term loan of $500 million maturing in 2023 at a current rate of 3.75% (the “Tranche F Term Loan”), received the commitments of a delayed draw term loan of $450 million, converted $790 million of existing tranche C term loans into Tranche F Term Loans, amended its existing credit agreement to, among other things, permit additional restricted payments (including dividends and share repurchases) in an aggregate amount not to exceed $1,500 million, subject to the satisfaction of certain conditions, and that it has successfully completed the previously announced private offering of $950 million aggregate principal amount of 6.375% senior subordinated notes due 2026 (the “Notes”). A portion of the proceeds will be used to fund the purchase price of the acquisition of ILC Holdings, Inc., the parent company of Data Device Corporation, and for general corporate purposes, including potential future acquisitions and dividends.

The Notes and related guarantees were offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act of 1933 (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act, applicable state securities or blue sky laws and foreign securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities mentioned in this press release in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction.

About TransDigm Group

The Company, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Company. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; cyber-security risks and natural disasters; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; increases in costs that cannot be recovered in product pricing; risks associated with our international sales and operations; and other risk factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in the Company’s Annual Report on Form 10-K and other reports that the Company or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements contained in this press release.

Contact:	Liza Sabol

Investor Relations

216-706-2945

ir@transdigm.com